Exhibit 99.2

Resideo Announces Intention To Separate ADI Business, Creating Two Independent Public Companies

Separation Designed To Unlock Value and Enhance Operational Performance and Strategic Flexibility with Focused Business Models; Both Companies To Offer Distinct and Compelling Investment Profiles

Tax-Free Spin-Off Expected To Be Completed in Second Half of 2026

Expects Second Quarter 2025 Financial Results Will Be Above the High-End of its Second Quarter 2025 Outlook

Company To Host Conference Call Today at 8:30 a.m. ET

SCOTTSDALE, Ariz., July 30, 2025 — Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets, today announced its intention to separate its ADI Global Distribution business (“ADI”) through a tax-free spin-off to Resideo shareholders. Following the completion of the separation, Resideo’s Products & Solutions business (“P&S”) will continue to operate as Resideo, and ADI will become an independent public company.

Jay Geldmacher, Resideo’s President and CEO, said, “At Resideo, we have instilled strong operational discipline across the enterprise, resulting in independence for each of ADI and P&S. Through continued growth and investment, ADI and P&S are leading players in their distinct areas – ADI as a global wholesale distributor of low-voltage products including security and audio-visual solutions, and P&S as a building products manufacturer focused on residential controls and sensing solutions. We believe a separation is the next, most natural step, allowing ADI and P&S the opportunity to unlock their full potential and better serve all our stakeholders.”

Mr. Geldmacher continued, “ADI and P&S will continue to be led by world-class talent in Rob Aarnes and Tom Surran, both of whom will be able to execute their respective strategies with greater focus, agility and tailored resources. The entire Resideo team is the backbone of these businesses, and with their continued support and dedication, we are more confident than ever in the future success of each organization.”

Two Industry-Leading Companies

Resideo: A Leading Player in Building Products Focused on Residential Controls and Sensing Solutions

Resideo will continue to be a leading building products manufacturer focused on residential controls and sensing solutions that maximizes comfort, helps to ensure safety and delivers cost savings and value to homeowners and businesses. With an expansive network of 100,000 pro installers and over 15 million installations per year, Resideo believes that it will be well positioned to grow its extensive portfolio of connected home solutions across air, safety, security, water, and energy through its market-leading brands, including Honeywell Home, First Alert, Braukmann and BRK.

As a standalone business, Resideo will continue to seek to expand its leading positions across attractive residential product categories with long-term, secular growth opportunities and enhanced focus, while continuing to deliver strong margins and cash flow generation.

In the twelve-month period ended March 29, 2025, the P&S segment delivered net revenue of $2.6 billion and a segment adjusted EBITDA margin of 24.2%1.

ADI Global Distribution: The Leading Global Wholesale Distributor of Low-Voltage Products Serving Attractive Markets

ADI is the leading global wholesale distributor of low-voltage products, including security and audio-visual solutions. With a portfolio of over 500,000 professionally installed products, ADI serves both the commercial and residential markets across key specialty categories including security, fire, audio-visual, access control, smart living and data communications. This extensive offering is complemented by an expanding suite of proprietary technologies and services under key exclusive brands such as Control4, OvrC, Araknis Networks and WattBox.

ADI expects that its global footprint, omnichannel shopping experience, deep supplier relationships and exclusive brands will remain core competitive advantages. With strong margins, cash flow generation and a differentiated growth profile, ADI believes it will continue to be well positioned to organically grow its distribution business and pursue selective M&A opportunities aligned to its go-forward strategic growth initiatives.

In the twelve-month period ended March 29, 2025, the ADI segment delivered net revenue of $4.5 billion and a segment adjusted EBITDA margin of 7.5%1.

Transaction Details

In light of today’s announcement, Mr. Geldmacher’s previously announced retirement will now become effective upon completion of the separation, after which time, he will serve in an advisory capacity for six months. Following the separation, Tom Surran, President of P&S, and Rob Aarnes, President of ADI, will continue leading Resideo and ADI, respectively. Additional corporate governance details for Resideo and ADI will be disclosed in the coming months, and all appointments are subject to Board approval.

The separation is intended to be tax-free for U.S. federal income tax purposes and is expected to be completed in the second half of 2026, subject to satisfaction of customary conditions, including final approval from the Resideo Board, filing and effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission, satisfactory completion of financing, receipt of other regulatory approvals, and the satisfaction or waiver of other conditions to the closing of the separation that will be included in the definitive documentation for the transaction. The separation does not require shareholder approval. There can be no assurance regarding the timeframe for completing the spin-off or that the spin-off will be completed at all.

[1]	See the Appendix in the accompanying presentation entitled “Resideo’s Transformative Actions: Sharper Focus, Stronger Future” dated July 30, 2025, available at investor.resideo.com.

Agreement To Accelerate Payment of All Potential Monetary Obligations Under Indemnification and Reimbursement Agreement with Honeywell and Eliminate All Future Payments

Resideo separately announced today that it has entered into a definitive agreement (the “Agreement”) with Honeywell International Inc. (NASDAQ: HON) to accelerate and eliminate all future monetary obligations under the Indemnification and Reimbursement Agreement (“Indemnification Agreement”). Under the terms of the Agreement, Resideo will accelerate all of its potential indemnification and reimbursement obligations and make a one-time cash payment of $1.59 billion to Honeywell in the third quarter of 2025. In addition, Resideo made its regularly scheduled third quarter payment under the Indemnification Agreement of $35 million on July 29, 2025. Upon the closing of the transactions contemplated by the Agreement, the Indemnification Agreement will terminate, resulting in the elimination of Resideo’s obligation to make annual payments to Honeywell of up to $140 million through year-end 2043 and the elimination of all of the affirmative and negative covenants contained in the Indemnification Agreement.

Expectations as to Second Quarter 2025 Financial Results

Resideo previously provided an outlook on May 6, 2025, for its second quarter 2025 as follows:

($ in millions, except per share data)	Q2 2025
Net revenue	$1,805 - $1,855
Non-GAAP Adjusted EBITDA	$175 - $195
Non-GAAP Adjusted Earnings Per Share	$0.51 - $0.61

Resideo expects to be above the high-end of its outlook range for each of these three metrics. Resideo also expects to report total cash of approximately $750 million at June 28, 2025.

Resideo will release its second quarter 2025 financial results and update its annual outlook on August 5, 2025.

Conference Call and Webcast Details

Resideo will hold a conference call with investors today, July 30, 2025, at 8:30 a.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial (800) 715-9871 (U.S. toll-free) or (646) 307-1963 (international) with the conference ID: 4230758.

Advisors

Evercore is serving as financial advisor to Resideo, Willkie Farr & Gallagher LLP is serving as legal counsel and Collected Strategies is serving as strategic communications advisor.

About Resideo

Resideo is a leading manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions new devices sold annually. For more information about Resideo and our trusted, well-established brands including First Alert, Honeywell Home, BRK, Control4, and others, visit www.resideo.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, those regarding the anticipated separation of Resideo Technologies’ Products & Solutions and ADI Global Distribution businesses into two independent publicly traded companies, the expected timeline for completing the transaction, the strategic rationale and potential benefits of the separation, the anticipated financial and operational performance of each company following the separation, expected leadership transitions, future capital allocation priorities, growth initiatives, market positioning, and other future events or developments, as well as the anticipated completion of the transaction announced with Honeywell (including the timing thereof), and Resideo’s expectation that its financial results for the quarter ended June 28, 2025 will be above the high-end of its outlook range provided in May 2025. Forward-looking statements are typically identified by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” and similar expressions, although not all forward-looking statements contain these words. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements are the possibility that the conditions to the separation may not be obtained or satisfied within the expected timeframe or at all; that the separation may not be completed on the anticipated terms or timing or may not occur at all; that the separation may not achieve the intended strategic, operational, or financial benefits for Resideo, its businesses, or its shareholders; that Resideo may experience operational or other disruptions as a result of the separation, including those relating to information technology systems, business processes, internal controls, customer and vendor relationships, and workforce alignment; that the transaction announced with Honeywell is not consummated (including due to the unavailability of the related debt financing); and that the actual financial results for the second quarter ended June 28, 2025 differ materially from Resideo’s expectations set forth in this press release (including by not being above the high-end of its outlook range provided in May 2025), including due to the completion of financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results are finalized). Additional risks include the impact of macroeconomic and geopolitical developments, market volatility, supply chain disruptions, changes in laws or regulations, litigation, and challenges related to talent attraction and retention.

Each separated company’s ability to succeed as an independent enterprise will depend on numerous factors, including the execution of their respective strategies and plans, access to capital markets, the competitive landscape, and general business and economic conditions. Further information on these and other risks and uncertainties is detailed in Resideo’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Resideo undertakes no obligation to update or revise any forward-looking statements contained herein, whether as a result of new information, future events, or otherwise, except as required by law.

This press release also contains references to financial measures that are not presented in accordance with generally accepted accounting principles (GAAP). Resideo management believes the use of such non-GAAP financial measures, specifically Non-GAAP Adjusted EBITDA and Adjusted Net Income per diluted common share, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Net Income per diluted common share for the second quarter of 2025 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

A reconciliation of Non-GAAP Adjusted EBITDA to the corresponding GAAP measure (net income) for each of the ADI Global Distribution business and P&S for the twelve month period ended March 29, 2025 is included in the appendix to the Resideo investor presentation which can be found at https://investor.resideo.com.

Contacts:

Investors:

Christopher T. Lee

Global Head of Strategic Finance

investorrelations@resideo.com

Media:

Garrett Terry

Corporate Communications Manager

garrett.terry@resideo.com

or

Dan Moore, Jim Golden, Tali Epstein

Collected Strategies

Resideo-CS@collectedstrategies.com